                                                                    EXHIBIT 12.1

                    STATEMENT REGARDING COMPUTATION OF RATIOS

                          Lone Star Technologies, Inc.
                Computation of Ratio of Earnings to Fixed Charges
                          (In Thousands Except Ratios)


                                                                                                         For the Three
                                                              Year Ended                                  Months Ended
                                                             December 31,                                   March 31,
                                        --------------------------------------------------------     -----------------------
                                        1996       1997               1998       1999     2000         2000          2001
                                        --------------------------------------------------------     -----------------------
FIXED CHARGES:
Interest Expense and Capitalized,
   including other debt related costs    6.8          6.6              4.0        4.6      14.6            3.2          3.1
Capitalized Interest and other
   debt related costs                    0.7          0.2              0.8        0.6       0.8            0.2          0.3
Interest Element of rentals              1.2          1.3              1.2        1.2       1.5            0.4          0.4
                                        --------------------------------------------------------     -----------------------
   Total Fixed Charges                   8.7          8.1              6.0        6.4      16.9            3.8          3.8

EARNINGS AVAILABLE TO
  COVER FIXED CHARGES
Net Income                              24.9         53.7            (24.9)      (5.5)     38.6            7.1         13.4
Add (deduct):
   Extraordinary Items                               (0.9)            (7.4)         -         -              -            -
   Discontinued Operations                          (12.4)               -          -         -              -            -
   Income Taxes                          0.6          0.9                -          -       1.8            0.4          0.4
Fixed Charges excluding capitalized
   interest                              8.3          8.1              6.0        6.4      16.2            3.7          3.5
                                        --------------------------------------------------------     -----------------------
   Total Earnings Available to Cover
       Fixed Charges                    33.8         49.4            (26.3)       0.9      56.6           11.2         17.3


RATIO OF EARNINGS TO
                                        --------------------------------------------------------     -----------------------
   FIXED CHARGES                         3.9          6.1                -        0.1       3.3            2.9          4.6
                                        ========================================================     =======================


                                           As Adjusted              As Adjusted
                                            Pro Forma              For the Twelve
                                            Year Ended              Months Ended
                                           December 31,               March 31,
                                        ------------------      --------------------
                                               2000                     2001
                                        ------------------      --------------------
FIXED CHARGES:
Interest Expense and Capitalized,
   including other debt related costs                14.0                      14.0
Capitalized Interest and other
   debt related costs                                 0.2                       0.9
Interest Element of rentals                           1.5                       1.5
                                        ------------------      --------------------
   Total Fixed Charges                               15.7                      16.4

EARNINGS AVAILABLE TO
  COVER FIXED CHARGES
Net Income                                           39.2                      44.9
Add (deduct):
   Extraordinary Items                                  -                         -
   Discontinued Operations                              -                         -
   Income Taxes                                       1.8                       1.8
Fixed Charges excluding capitalized
   interest                                          15.4                      16.2
                                        ------------------      --------------------
   Total Earnings Available to Cover
       Fixed Charges                                 56.4                      62.9


RATIO OF EARNINGS TO
                                        ------------------      --------------------
   FIXED CHARGES                                      3.6                       3.8
                                        ==================      ====================

Historical earnings were inadequate to cover fixed charges by $32.3 million in the fiscal year ended 1998.